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                                                                  Conformed Copy
                                                                    EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report for The KippGroup included in this Form 10-Q, dated November 13, 1998, into the previously filed Registration Statements of Synetic, Inc. and Subsidiaries on Form S-8 (including File Nos. 33-34925, 33-34926, 33-38446, 33-46639, 33-46640, 333-19043, 333-21555 and 333-36041).



                                     /s/ ARTHUR ANDERSEN LLP


Orange County, California
January 27, 1999